UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2016

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, DDR Corp., an Ohio corporation (“DDR”), entered into a new employment agreement (the “Employment Agreement”) with David J. Oakes, pursuant to which Mr. Oakes will continue to serve as President and Chief Executive Officer (“CEO”) of DDR. The term of the Employment Agreement will end on December 31, 2018 (the “Expiration Date”).

The material terms of the Employment Agreement are summarized below:

•	Annual base salary rate of $750,000 per year (retroactive to January 1, 2016), subject to such increases as the Executive Compensation Committee (the “Committee”) of DDR’s Board of Directors (the “Board”) or the Board may approve;

•	Eligibility to receive an annual cash incentive (beginning with the 2016 calendar year) targeted at 100% of base salary, with a payout at 50% or 200% of base salary in the event threshold performance or maximum performance, respectively, is achieved, with the actual payout, if earned, determined based on the factors and criteria established by the Committee after consultation with Mr. Oakes;

•	Subject to the approval of the Committee, eligibility to receive equity awards during each calendar year while the Employment Agreement is in effect (beginning with the 2016 calendar year) as follows:

•	service-based restricted share units (“RSUs”) with a grant date value equal to no less than $320,000, which RSUs will, in general, vest subject to Mr. Oakes’ continued employment with DDR in three substantially equal installments on the first three anniversaries of the grant date, subject to terms and conditions approved by the Committee;

•	service-based stock options with a grant date value equal to no less than $80,000, which stock options will, in general, vest subject to Mr. Oakes’ continued employment with DDR in three substantially equal installments on the first three December 31sts following the grant date, subject to terms and conditions approved by the Committee; and

•	performance shares, performance units or performance-based RSUs with a grant date “target” value equal to no less than $500,000, the payout of which will be determined based on the achievement of relative total shareholder return performance measured over a three-year performance period beginning on January 1 of the calendar year in which the grant occurs, with the ultimate payout, if earned, ranging from a threshold level of 50% of target to a maximum level of 200% of target;

•	Subject to and contingent upon the approval of the Committee, the following additional equity grants:

•	performance shares with a grant date “target” value equal to no less than $250,000, the payout of which will vary based on relative total shareholder return performance measured over a performance period beginning on January 1, 2016 and ending on December 31, 2016, with the ultimate payout, if earned, ranging from a threshold level of 50% of target to a maximum level of 200% of target; and

•	performance shares, performance units or performance-based RSUs with a grant date “target” value equal to no less than $375,000, the payout of which will vary based on relative total shareholder return performance achievement measured over a performance period beginning on January 1, 2016 and ending on December 31, 2017, with the ultimate payout, if earned, ranging from a threshold level of 50% of target to a maximum level of 200% of target;

•	Eligibility to participate in any other equity or other employee benefit plan or program that is generally available to senior executive officers of DDR, including retirement, deferred compensation and health and welfare plans and programs, subject to the terms of the applicable plans and programs; and

•	Country club membership benefits.

The Employment Agreement also provides that if Mr. Oakes’ employment with DDR is terminated prior to the Expiration Date by DDR without “cause” (as defined in the Employment Agreement), by Mr. Oakes for “good reason” (also as defined in the Employment Agreement), or due to Mr. Oakes’ death or disability, DDR will pay Mr. Oakes, his personal representative or dependents, as appropriate (in addition to certain accrued compensation and benefits): (1) a lump sum amount equal to 1.6 times the sum of his then-current base salary plus his “target” annual bonus for the year of termination, generally subject (other than on a termination due to disability) to the execution by Mr. Oakes of a customary release of claims in favor of DDR; and (2) a lump sum amount equal to Mr. Oakes’ “target” annual bonus for the year of termination, pro-rated based on Mr. Oakes’ period of service during such year.

In addition, if the termination is a result of Mr. Oakes’ termination without cause or termination for good reason, DDR will provide outplacement services and support, as reasonably selected by DDR, for one year following termination, provided that Mr. Oakes first uses such outplacement services and support within 90 days following termination.

If the termination is a result of Mr. Oakes’ termination without cause, termination for good reason, or disability, DDR will pay Mr. Oakes a lump sum in cash equal to 12 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by DDR. If the termination is due to death, DDR will pay to Mr. Oakes’ personal representative a lump sum equal to 12 months of the monthly premium for DDR health, dental and vision insurance benefits, plus the employer portion of the premium for other insurance provided by DDR.

The Employment Agreement also provides that, in the event of certain “triggering events” (which include a termination by DDR without cause or a termination by Mr. Oakes following certain employment or compensation changes) occurring within two years after a “change in control” (as defined in the Employment Agreement), DDR will pay to Mr. Oakes (in addition to certain accrued compensation and benefits): (1) a lump sum amount equal to three times the sum of Mr. Oakes’ base salary as of the termination date plus Mr. Oakes’ “target” annual bonus for the year of termination; (2) a lump sum in cash equal to 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by DDR; (3) a lump sum amount equal to Mr. Oakes’ “target” annual bonus for the year of termination, pro-rated based on Mr. Oakes’ period of service during such year; and (4) the cost of outplacement services and support, as reasonably selected by DDR, for one year following termination, provided that Mr. Oakes first utilizes such outplacement services and support within 90 days of termination.

Mr. Oakes will also be subject to customary non-competition, non-solicitation and confidentiality requirements during and after the term of Mr. Oakes’ employment. The Employment Agreement also includes customary indemnification provisions, and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David E. Weiss
	Name:	David E. Weiss
	Title:	Executive Vice President, General Counsel and Secretary

Date: May 20, 2016